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                                                                               .
                                                                       Exhibit 8


                                                   NAME UNDER               COUNTRY OF        PERCENTAGE PARTICIPATION IN VOTING
COMPANY NAME                                     WHICH OPERATES           INCORPORATION         RIGHTS AS OF DECEMBER 31, 2003
------------                                     --------------           -------------       ----------------------------------
                                                                                                 DIRECT    INDIRECT    TOTAL
                                                                                                 ------    --------    -----
Enigesa S.A.                                                  Enigesa              Chile          99.51       0.49     100.00
Ingendesa S.A.                                              Ingendesa              Chile          96.39       1.25      97.64
Pehuenche S.A.                                              Pehuenche              Chile          92.65         --      92.65
Endesa Argentina S.A.                                Endesa Argentina          Argentina          99.99         --      99.99
Endesa-Chile Internacional                 Endesa-Chile Internacional     Cayman Islands         100.00         --     100.00
Pangue S.A.                                                    Pangue              Chile          94.97       0.02      94.99
Hidroinvest S.A.                                          Hidroinvest          Argentina             --      69.93      69.93
Hidroelectrica El Chocon  S.A.                                 Chocon          Argentina             --      65.19      65.19
Central Costanera S.A.                                      Costanera          Argentina          12.33      51.93      64.26
Endesa Brasil Participacoes Ltda.                       Endesa Brasil             Brazil           5.00      95.00     100.00
Tunel El Melon S.A.                                    Tunel El Melon              Chile          99.95         --      99.95
Compania Electrica Cono Sur S.A.                             Cono Sur             Panama         100.00         --     100.00
Central Hidroelectrica Betania S.A.                           Betania           Colombia             --      85.62      85.62
Endesa de Colombia S.A.                            Endesa de Colombia           Colombia           5.10      94.90     100.00
Lajas Inversora S.A.                                  Lajas Inversora             Panama             --     100.00     100.00
Centrais Electricas Cachoeira
Dourada S.A.                                        Cachoeira Dourada             Brazil             --      99.61      99.61
Capital de Energia S.A.                                          CESA           Colombia             --      50.90      50.90
Emgesa S.A. (1)                                                Emgesa           Colombia             --      48.48      48.48
Edegel S.A.                                                    Edegel               Peru             --      63.56      63.56
Generandes Peru S.A.                                  Generandes Peru               Peru             --      59.63      59.63
Compania Electrica San Isidro S.A. (2)                     San Isidro              Chile             --     100.00     100.00
Compania Electrica Tarapaca  S.A.                               Celta              Chile          99.90       0.10     100.00
Inversiones Endesa Norte S.A.                Inversiones Endesa Norte              Chile          99.99       0.01     100.00
Ingendesa Do Brasil Limitada                      Ingendesa Do Brasil             Brazil             --     100.00     100.00

      (1) Endesa-Chile exercises control over this company pursuant to a shareholders agreement.

      (2) Endesa-Chile owns 100% of the class A shares of Compania Electrica San Isidro, which composes 50% share capital of this company and are the only shares with voting rights.